Exhibit 10.62

American Tire Distributors Holdings, Inc.

$51,480,000 principal amount at maturity

13.000% Senior Discount Notes due 2013

PURCHASE AGREEMENT

dated March 23, 2005

Banc of America Securities LLC

Credit Suisse First Boston LLC

Wachovia Capital Markets, LLC

PURCHASE AGREEMENT

March 23, 2005

BANC OF AMERICA SECURITIES LLC

As Representative of the several Initial

Purchasers named in Schedule A hereto

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

Introductory. American Tire Distributors Holdings, Inc. (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $51,480,000 aggregate principal amount at maturity of the Company’s 13.000% Senior Notes due 2013 (the “Notes”). Banc of America Securities LLC has agreed to act as the representative (the “Representative”) of the several Initial Purchasers in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined below) (the “Indenture”), between the Company and Wachovia Bank, National Association, as trustee (the “Trustee”). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to the DTC Blanket Letter of Representations, to be dated as of the Closing Date (the “DTC Letter”), from the Company to the Depositary.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date substantially in the form attached as Exhibit B hereto (the “Registration Rights Agreement”), between the Company and the Initial Purchasers, pursuant to which the Company will agree to file, within 120 days of the Closing Date, a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) under the Securities Act of 1933, as amended (the “Securities Act”), which term includes the rules and regulations of the Commission promulgated thereunder.

The Company executed a definitive merger agreement (the “Merger Agreement”) on February 4, 2005 with American Tire Distributors, Inc. (“ATD Operating Company”) and the other parties thereto. Pursuant to the terms of the Merger Agreement, ATD MergerSub, Inc. (“MergerSub”), a wholly-owned subsidiary of the Company, will merge with and into American Tire Distributors, Inc. on the Closing Date, with American Tire Distributors, Inc. as the surviving corporation. In connection with the merger, ATD Operating Company will (i) enter into an amended and restated credit facility on the terms described in the Offering Memorandum (the “Amended Credit Facility”), (ii) receive a capital contribution from the Company of approximately $218 million consisting of the proceeds from an investment in the equity of Holdings by affiliates of Investcorp S.A. and its co-investors and the co-sponsors, and management’s equity in Holdings of $8 million and the proceeds of the Notes, (iii) issue $290,000,000 aggregate principal amount of Senior Floating Rate Notes and Senior Fixed Rate Notes by ATD Operating Company (the “Opco Notes”), (iv) use the proceeds of such financings to cash out shares of the common and preferred stock of ATD Operating Company and (v) repay most of ATD Operating Company’s existing debt, including a discharge of the senior notes due in 2008, and pay fees and expenses in connection with the merger (the transactions set forth in clauses (i), (ii), (iii), (iv) and (v) above, together with the consummation of the merger pursuant to the terms of the Merger Agreement and the transactions described under “The Acquisition – The Related Transactions” in the Offering Memorandum (as defined below), are collectively referred to herein as the “Concurrent Transactions”).

The Merger Agreement, the Amended Credit Facility, this Agreement, the Registration Rights Agreement, the DTC Letter, the Indenture, the purchase agreement dated the date hereof among ATD Operating Company, the guarantors named therein and the initial purchasers named therein (the “Opco Purchase Agreement”), the registration rights agreement to be dated the Closing Date among ATD Operating Company, the guarantors named therein and the initial purchasers named therein (the “Opco Registration Rights Agreement”) and the separate indentures each to be dated the Closing Date between ATD Operating Company and Wachovia Bank, National Association, as trustee, relating to the senior floating rate notes and senior fixed rate notes offered by ATD Operation Company (the “Opco Indentures”), are collectively referred to herein as the “Transaction Agreements”.

The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement. The Notes are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Notes and the Indenture will require that investors that acquire the Notes expressly agree that the Notes may only be resold or otherwise transferred, after the date hereof, if such Notes are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) or Regulation S (“Regulation S”) thereunder).

The Company will prepare and deliver to the Initial Purchasers no later than the sixth day following the date of this Agreement (the “Delivery Date”) the Final Offering Memorandum (as defined below) describing the terms of the Notes, for use by the Initial Purchasers in connection with its solicitation of offers to purchase the Notes. For purposes of the representations, warranties, covenants and agreements contained in this Agreement, the term “Offering Memorandum” shall mean (i) prior to the Delivery Date, the ATD Operating Company’s Preliminary Offering Memorandum dated March 8, 2005, with appropriate changes to reflect the fact that the Company is also a guarantor of the Opco Notes and an issuer of the Notes, and (ii) on or after the Delivery Date, the Company’s Offering Memorandum including amendments or supplements thereto and any exhibits thereto, in the most recent form that has been prepared and delivered to the Initial Purchasers in connection with their solicitation of offers to purchase the Notes (the “Final Offering Memorandum”). Further, any reference to the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3) furnished by the Company prior to the completion of the distribution of the Notes.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act or, until such time as the Exchange Notes are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act. Neither the Company nor its affiliates (as such term is defined in Rule 501 under the Securities Act (each, an “Affiliate”)), nor any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Notes sold in reliance upon Regulation S, (i) none of the Company, its Affiliates, or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Offering Memorandum. The Offering Memorandum, as of its date, contains all the information specified in, and meets the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Offering Memorandum.

(e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification hereunder may be limited by applicable law.

(f) The Registration Rights Agreement and the DTC Letter. Each of the Registration Rights Agreement and the DTC Letter has been duly authorized by the Company and at the Closing Date will have been duly executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

(g) Authorization of the Notes and the Exchange Notes. The Notes (i) are in all material respects in the form contemplated by the Indenture, (ii) have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and (iii) at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

(h) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i) Other Transaction Agreements. (i) On the date hereof, the Opco Purchase Agreement has been duly authorized, executed and delivered by, and will be a valid and binding agreement of, ATD Operating Company and the guarantors named therein, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification thereunder may be limited by applicable law and (ii) at the Closing Date, each of the Merger Agreement, the Opco Indentures, the Opco Registration Rights Agreement and the Amended Credit Facility will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and, to the extent a party thereto, ATD Operating Company and each guarantor named therein, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Description of the Notes and the Indenture. The Notes, the Exchange Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(k) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (which term, as used herein, shall, for the avoidance of doubt, without limitation, include MergerSub, American Tire Distributors, Inc. and all its subsidiaries), considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(l) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act, and any non-audit services provided by PricewaterhouseCoopers LLP to the Company or ATD Operating Company have been approved by the Audit Committee of the Board of Directors of the Company or ATD Operating Company, as applicable.

(m) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company (or its predecessor, ATD Operating Company) and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions “Summary—Summary Historical and Proforma Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” fairly present in all material respects the information set forth therein on a basis consistent in all material respects with that of the audited financial statements contained in the Offering Memorandum. The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Summary—Summary Historical and Adjusted Financial Data”, “Unaudited Pro Forma Consolidated Financial Statements” and elsewhere in the Offering Memorandum present fairly in all material respects the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented in all material respects on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(n) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its organization and has corporate and other power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Notes, the Exchange Notes and the Transaction Agreements to the extent it is a party thereto. Each of the Company and each of its subsidiaries is duly qualified as a foreign person to transact business and is in good standing in each jurisdiction in which such qualification is required (each such jurisdiction, a “Foreign Jurisdiction”), whether by reason of the ownership or leasing of property or the conduct of business, except for such Foreign Jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Foreign Jurisdictions for each of the Company and its subsidiaries are set forth on Schedule C hereto. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance or claim other than liens securing the Amended Credit Facility as described in the Offering Memorandum. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule B hereto.

(o) Capitalization. At January 1, 2005, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Notes pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options or warrants described in the Offering Memorandum).

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of the Transaction Agreements (to the extent each is a party thereto), and the issuance and delivery of the Notes or the Exchange Notes, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company (other than liens securing the Amended Credit Facility) pursuant to, or require the consent of any other party to, any Existing Instrument (other than instruments being terminated or discharged at closing in the Concurrent Transactions) except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of the Transaction Agreements by the Company (to the extent that each is a party thereto) or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement and ATD Operating Company’s obligations under the Operating Company Registration Rights Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(q) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(r) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

(s) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(t) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(m) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(u) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings except where failure to so file or pay would not, individually or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(v) Company Not an “Investment Company”. The Company is not, and after receipt of payment for the Notes, will not be, an “investment company” within the meaning of Investment Company Act of 1940, as amended.

(w) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and terrorism. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(x) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(y) Solvency. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company on a particular date, that on such date (i) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (ii) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (iii) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company does not have unreasonably small capital.

(z) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

(aa) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 including the rules and regulations of the Commission promulgated thereunder.

(bb) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is evaluated in light of actual assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive substances, asbestos or asbestos-containing materials, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iv) there are no costs or liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) reasonably likely to be incurred by the Company and its subsidiaries relating to the effect of Environmental Laws on the business, operations and properties of the Company and such subsidiaries.

(dd) ERISA Compliance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security

Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ee) Compliance with Labor Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(ff) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families, except as disclosed in the Offering Memorandum.

(gg) Regulation S. The Company and its affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

(hh) Representations and Warranties in the Merger Agreement. Each of the Company’s representations and warranties contained in Article IV in the Merger Agreement and ATD Operating Company’s representations and warranties contained in Article III of the Merger Agreement (without giving effect to any “material”, “materiality” or “Company Material Adverse Effect” (as defined in the Merger Agreement) qualification on such representations and warranties) are true and correct, except where the failure to be true and correct individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement).

Any certificate signed by an officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Notes.

(a) The Notes. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount at maturity of Notes set forth opposite their names on Schedule A, at a purchase price of 76.3451625% of the principal amount at maturity thereof payable on the Closing Date. The Notes will initially be offered to purchasers at the price set forth on the cover page of the Offering Memorandum. After such time, the price may be changed at any time without notice.

(b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on March 31, 2005, or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Letter, and the form of certificates for the Notes shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the sixth business day following the date of this Agreement, the Company shall delivery or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

(e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that (i) it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”) (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes as part of their initial offering except (A) within the United States to persons whom it reasonably believes to be Qualified Institutional Buyers in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Notes is aware that such sale is being made in reliance on Rule 144A; or (B) in accordance with the restrictions set forth in Annex I hereto.

SECTION 3. Additional Covenants. The Company further covenants and agrees with each Initial Purchaser as follows:

(a) Initial Purchasers’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object, provided that the Representative provides prompt notice to the Company of such objection.

(b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

(d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Notes for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Offering Memorandum.

(f) The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of the Notes and prospective purchasers of Notes information (“Additional Issuer Information”) satisfying the requirements of subsection of Rule 144A.

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date of the Offering Memorandum, the Company and its subsidiaries will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and the Operating Company Purchase Agreement and to register the Exchange Notes).

(i) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j) Legended Notes. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

(k) PORTAL. The Company will assist the Initial Purchasers to cause such Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the “PORTAL market”).

Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, the Transaction Agreements and the Notes (excluding any fees and disbursements of counsel for the Initial Purchasers incurred in connection with the preparation of any such documentation), (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with each of the Indenture, the Notes and the Exchange Notes, (vii) any fees payable in connection with the rating of the Notes or the Exchange Notes with the ratings agencies and the listing of the Notes with the PORTAL market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Notes or the Exchange Notes, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Notes by such Initial Purchasers, the costs of any “roadshows” and any advertising expenses connected with any offers they make.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. The Initial Purchasers shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated the date of the Final Offering Memorandum addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and financial information, pro forma financial statements and certain financial information contained in the Offering Memorandum; provided the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the date of the Final Offering Memorandum.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities or in the rating outlook for the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c) Opinion of General Counsel of the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinion and letter of J. Michael Gaither, General Counsel of the Company, each dated as of such Closing Date, substantially in the forms attached as Exhibit A-1.

(d) Opinion of Special Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinion and letter of Gibson, Dunn & Crutcher LLP, special counsel for the Company, each dated as of such Closing Date, substantially in the forms attached as Exhibit A-2.

(e) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f) Officers’ Certificates. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) except as disclosed in such certificate, for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company has complied in all material respects with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

(g) Chief Financial Officer’s Certificate. On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the Chief Financial Officer of the Company dated as of the Closing Date, substantially in the form set forth in Exhibit C hereto.

(h) Bring-down Comfort Letter. On the Closing Date the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(i) PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on the PORTAL market.

(j) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(k) Concurrent Transactions. The Concurrent Transactions shall have been consummated on terms and conditions acceptable to the Initial Purchasers.

(l) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to the last paragraph of Section 5 (except Section 5(b)), or if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:

(a) Offers and sales of the Notes will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex D hereto, which Annex D is hereby expressly made a part hereof.

(b) The Notes will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Notes.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT:

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501(a)(l),(2), (3) or (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT AT MATURITY OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(E) OR (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Following the sale of the Notes by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the

Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Note.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person or affiliate may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such controlling person or affiliate for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person or affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse the Company, or any such director or controlling person for any legal and other expenses reasonably incurred by the Company, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third paragraph, the fourth sentence of the sixth paragraph, and the eighth paragraph under the caption “Plan of Distribution” as set forth in ATD Operating Company’s Preliminary Offering Memorandum dated March 8, 2005; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8 and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then (i) each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discounts and commissions received by such Initial Purchaser in connection with the Notes distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser and each director of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time: (i) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Notes in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; or (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (A) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof (except in the case of any termination pursuant to clause (ii) or (iii) of the foregoing sentence, (B) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements and any certificate delivered hereto of the Company, of its officers, and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: (212) 583-8295

Attention: High Yield Capital Markets

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Facsimile: 212-450-3800

Attention: Michael P. Kaplan

If to the Company:

American Tire Distributors Holdings, Inc.

12200 Herbert Wayne Court

Suite 150

Huntersville, NC 28070

Facsimile: (704) 992-1294

Attention: J. Michael Gaither

with a copy to:

Gibson Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10016

Facsimile: (212) 351-4035

Attention: Sean P. Griffiths

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Initial Purchasers.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Notes set forth opposite their respective names on Schedule A bears to the aggregate number of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate number of Notes with respect to which such default occurs exceeds 10% of the aggregate number of Notes to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17. Tax Disclosure. Notwithstanding anything to the contrary contained herein, each of the Initial Purchasers, the Company shall be permitted to disclose the tax treatment and tax structure of each of the transactions contemplated by this Agreement and the Offering Memorandum (each, a “Transactions”) (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information); provided, however, that if any Transaction is not consummated for any reason, the provisions of this sentence shall cease to apply with respect to such Transaction.

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[The rest of this page left intentionally blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ Donald Hardie
Name:	Donald Hardie
Title:	Secretary

[Holdco Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:	Banc of America Securities LLC

By:	/s/ Bruce Thompson
Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount at Maturity of Notes to be Purchased
Banc of America Securities LLC	$30,888,000
Credit Suisse First Boston LLC	10,296,000
Wachovia Capital Markets, LLC	10,296,000

Total	$51,480,000

Schedule A-1

SCHEDULE B

Subsidiaries

American Tire Distributors, Inc.

The Speed Merchant, Inc.

T.O. Haas Holding Co., Inc.

T.O. Haas Tire Company, Inc.

Texas Market Tire Holdings I, Inc.

Texas Market Tire, Inc.

Target Tire, Inc.

Schedule B-l

SCHEDULE C

Foreign Jurisdictions

The following lists the jurisdictions of incorporation and Foreign Jurisdictions for the Company and each of its subsidiaries.

American Tire Distributors Holdings, Inc., a Delaware corporation

None.

American Tire Distributors, Inc., a Delaware corporation

Alabama Arizona Arkansas California Colorado Connecticut District of Columbia Florida Georgia Idaho Illinois Indiana Iowa Kansas Kentucky Louisiana	Maine Maryland Massachusetts Michigan Minnesota Mississippi Missouri Montana Nebraska Nevada New Jersey New Mexico New York North Carolina North Dakota Ohio	Oklahoma Oregon Pennsylvania Rhode Island South Carolina South Dakota Tennessee Texas Utah Vermont Virginia Washington West Virginia Wisconsin Wyoming

The Speed Merchant, Inc., a California corporation

Arizona

T.O. Haas Holding Co., Inc., a Nebraska corporation

None.

T.O. Haas Tire Company, a Nebraska corporation

Missouri

Texas Market Tire Holdings I, Inc., a Texas corporation

None.

Texas Market Tire, Inc., a Texas corporation

New Mexico                    Oklahoma

Target Tire, Inc., a North Carolina corporation

Tennessee

Schedule C-l

EXHIBIT A-1

Opinion of General Counsel of the Company

Opinion of J. Michael Gaither, General Counsel of the ATD Operating Company to be delivered pursuant to Section 5 of the Purchase Agreement.

1. The issuance of the Notes and the Exchange Notes and the execution, delivery and performance by the Company of the other Transaction Agreements to which it is a party and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Agreements do not and will not result in a breach of or default under any material contracts of the ATD Operating Company or any of its subsidiaries, except for such breaches or defaults (a) as to which requisite waivers or consents have been obtained or (b) which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2. To my knowledge, there is no action, suit or proceeding against the ATD Operating Company or any of its subsidiaries that is pending or has been overtly threatened in writing (a) with respect to any of the Transaction Agreements or any of the transactions contemplated thereby or (b) that would reasonably be expected to have a material adverse effect on the ATD Operating Company and its subsidiaries, taken as a whole.

Exhibit A-1-1

Letter of J. Michael Gaither, General Counsel of the ATD Operating Company to be delivered pursuant to Section 5 of the Purchase Agreement.

I have participated in conferences with officers and other representatives of the ATD Operating Company, representatives of the independent auditors of the ATD Operating Company and your representatives and counsel at which the contents of the Offering Memorandum and related matters were discussed. On the basis of the foregoing, and except for the financial statements and schedules, statistical information derived therefrom and other financial information included therein, as to which I express no opinion or belief, no facts have come to my attention that lead me to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-1-2

EXHIBIT A-2

Opinion of Special Counsel of the Company

Opinion of Gibson, Dunn & Crutcher LLP, Special Counsel of the Company, to be delivered pursuant to Section 5 of the Purchase Agreement.

1. The Company is a validly existing corporation in good standing under the laws of its state of incorporation or formation and has all requisite corporate authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party.

2. The execution and delivery by the Company of the Transaction Agreements to which it is a party and the performance of its obligations thereunder have been duly authorized by all necessary corporate action. Each of the Transaction Agreements to which it is a party (other than the Notes and the Exchange Notes) has been duly executed and delivered by the Company.

3. Each of the Indenture and the Registration Rights Agreement constitutes a legal, valid and binding obligation of the Company party thereto, enforceable against it in accordance with its terms.

4. The Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Exchange Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Notes pursuant to the Exchange Offer in accordance with the provisions of the Registration Rights Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. The issuance of the Notes and Exchange Notes and the execution, delivery and performance by the Company of the other Transaction Agreements to which it is a party, do not and will not violate (A) the charter or bylaws or operating agreement of the Company, (B) based solely upon review of the orders, judgments or decrees identified to us in the Officers’ Certificate as constituting all orders, judgments or decrees binding on Holdings, which are listed on the Schedule hereto (each, a “Governmental Order”), any Governmental Order or (C) based solely upon review of the documents identified to us by Holdings as constituting all contracts to which the Company or MergerSub is a party and which are material to the Company or MergerSub, taken as a whole (each a “Contract”), result in a material breach or default under any Contract.

7. The issuance of the Notes and Exchange Notes and the execution, delivery and performance by the Company of the other Transaction Agreements to which it is a party, do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law or regulation of the State of New York or the United States of America applicable to the Company

Exhibit A-2-1

that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Transaction Agreements, the California General Corporation Law or the Delaware General Corporation Law, except for such filings or approvals as have already been obtained.

8. The Company is not and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum the Company will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9. Assuming the accuracy of the representations and warranties of the Company and the Initial Purchasers and compliance by them with their agreements contained in the Purchase Agreement, no registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”), and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the sale and delivery of the Notes to the Initial Purchasers on the date hereof or for resales by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, it being understood that we express no opinion as to any subsequent resale of the Notes.

10. Insofar as the statements in the Offering Memorandum purport to describe specific provisions of the Notes, the Exchange Notes, the Indenture, the Registration Rights Agreement or the Amended and Restated Credit Facility, such statements present in all material respects an accurate summary of such provisions.

11. To the extent that the statements in the Offering Memorandum under the caption “Certain United States Federal Income Consequences,” purport to describe specific provisions of the Internal Revenue Code, such statements present in all material respects an accurate summary of such provisions.

12. To our knowledge, the Company or MergerSub is not a party to any pending legal proceeding, or any legal proceeding that has been overtly threatened in writing, that seeks to prevent the execution and delivery by the Company of any Transaction Agreement or the performance by Company or MergerSub of its obligations thereunder.

Exhibit A-2-2

Letter of Gibson, Dunn & Crutcher LLP, Special Counsel of the Company, to be delivered pursuant to Section 5 of the Purchase Agreement.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Offering Memorandum and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Offering Memorandum, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum except insofar as such statements specifically relate to us and except to the extent set forth in paragraphs 10 and 11 of our opinion delivered to you dated the date hereof.

On the basis of the foregoing, and except for the financial statements and schedules, statistical information derived therefrom and other financial information included therein, as to which we express no opinion or belief, no facts have come to our attention that led us to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-2-3

EXHIBIT B

[Form of Registration Rights Agreement]

Exhibit B-l

EXHIBIT C

AMERICAN TIRE DISTRIBUTORS, INC.

OFFICER’S CERTIFICATE

Reference is made to (i) the Purchase Agreement dated March 23, 2005 between American Tire Distributors Holdings, Inc. (the “Company”) and the Initial Purchasers named therein (the “Purchase Agreement”), and (ii) the Company’s Offering Memorandum dated March 23, 2005 (the “Offering Memorandum”) relating to the offer and sale by the Company of 13.000% Senior Discount Notes due 2013.

Pursuant to Section 5(g) of the Purchase Agreement, the undersigned hereby certifies that:

1.	Attached hereto as Exhibit A is (a) a schedule listing (i) the thirty-two Target Tire employees who have filled positions vacated by former employees of the Company, together with the compensation paid to such employees during the 2004 fiscal year and the amounts expected to be paid to such employees in fiscal year 2005 and (ii) the names of each of such former employees and the date they left the Company’s employ, and (b) the Form W-2’s for the 2004 fiscal year of the former employees of the Company who have been so replaced as described in clause 1(a) hereof. For purposes of preparing its estimated cost savings due to payroll reductions (as further described in paragraph 4 below), the Company assumed that only sixteen Target Tire employees filled positions vacated by former employees of the Company.

2.	Attached hereto as Exhibit B is a schedule of the sixty trucks (including vehicle identification numbers (“VINs”)) currently held by the Company with leases that will expire by December 31, 2005, together with the estimated payments made under those leases and other expenses during 2004. The Company has seventeen Target Tire trucks which are also listed on Exhibit B (including VINs) not currently being used which will replace seventeen of the trucks described in the first sentence of this clause (2).

3.	Attached hereto as Exhibit C is a schedule setting forth Target Tire’s spending on computer licenses and related consulting services in 2004 and a copy of the relevant license agreements. None of such licenses or services are being utilized following the acquisition of Target Tire and we have incurred no incremental expenses to replace such licenses and services.

4.	Attached hereto as Exhibit D is a schedule listing the assumptions and calculations used by the Company in preparing the Company’s estimated cost savings due to payroll and truck reductions as well as the termination of Target Tire’s computer systems. Such assumptions and calculations are reasonable.

Exhibit C-1

5.	On the basis of such assumptions and calculations, the amount of such cost savings described in the Offering Memorandum under footnote 5 to “Summary Historical and Unaudited Pro Forma Consolidated Financial Data” is correct in all material respects and I have no reason to believe that the cost savings will not be achieved.

[Signature Page Follows]

Exhibit C-2

IN WITNESS WHEREOF, I have signed this certificate.

Date: March [    ], 2005

Very truly yours,

AMERICAN TIRE DISTRIBUTORS, INC.

By:
Name:	Scott A. Deininger
Title:	Senior Vice President of Finance and
Administration and Treasurer

Exhibit C-3

ANNEX D

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not undertake any “directed selling efforts” nor cause any advertisement with respect to the Notes (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than “distributors” (as defined in Regulation S) in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

Such Initial Purchaser agrees that the Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

Annex D-l